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                       NATIONAL INFORMATION CONSORTIUM, INC.


                               KEY EMPLOYEE AGREEMENT
                                        FOR
                                  KEVIN CHILDRESS


       THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into as of the 16th day of May, 1999, by and between Kevin Childress ("Executive") and NATIONAL INFORMATION CONSORTIUM, INC. a Colorado corporation (the "Company").

       WHEREAS, the Company desires to employ Executive to provide personal services to the Company and to the Company's subsidiaries, and desires to provide Executive with certain compensation and benefits in return for his services; and

       WHEREAS, Executive desires to be employed by the Company and provide personal services to the Company in return for certain compensation and benefits;

       NOW, THEREFORE, the parties hereto agree as follows:

       1.     EMPLOYMENT BY THE COMPANY.

              1.1 EMPLOYMENT. Subject to terms set forth herein, the Company or a subsidiary of the Company agrees to employ Executive in the position of Chief Financial Officer and Executive hereby accepts such employment effective as of the date first written above. During the term of his employment with the Company, Executive will devote his best efforts and substantially all of his business time and attention (except for vacation periods and reasonable periods of illness or other incapacity permitted by the Company's general employment policies) to the business of the Company.

              1.2 DUTIES. Executive will serve in an executive capacity and shall perform such duties as are customarily associated with his then current title, consistent with the Bylaws of the Company and as required by the Company's Board of Directors (the "Board"). Executive shall perform his duties at the Company's corporate headquarters, currently in Overland Park, Kansas.

              1.3 POLICIES. The employment relationship between the parties shall also be governed by the general employment policies and practices of the Company, including those relating to protection of confidential information and assignment of inventions, except that when the terms of this Agreement differ from or are in conflict with the Company's general employment policies or practices, this Agreement shall control.

              1.4 INVESTMENT. As a condition to your employment you will purchase 5,110 shares of the Company's common stock at a purchase price per share of $24.46 or

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$125,000 in the aggregate.

              2.     COMPENSATION.

              2.1 SALARY. Executive shall receive for services to be rendered hereunder an annualized base salary of $175,000, payable in equal installments (prorated for portions of a pay period) on the Company's regular pay days and the Company will withhold from such compensation all applicable federal and state income, social security and disability and other taxes as required by applicable laws. In addition, Executive shall be entitled to bonuses earned by Executive pursuant to bonus plans established from time to time by the Company's Board of Directors.

              2.2 STANDARD COMPANY BENEFITS. Executive shall be entitled to all rights and benefits for which he is eligible under the terms and conditions of the standard Company benefits and compensation practices which may be in effect from time to time and provided by the Company to its employees generally.

              2.3    MOVING EXPENSES.   Executive shall be reimbursed by the
Company for all reasonable expenses incurred by Executive for moving his family and his household and other belongings to the vicinity of the Company's corporate offices, including transitional living expenses incurred by Executive for a period and in an amount consistent with the policies of the Company which policies shall be established in consultation with Executive.

        3.    PROPRIETARY INFORMATION OBLIGATIONS.

              3.1 AGREEMENT. Executive agrees to execute and abide by the Proprietary Information and Inventions Agreement attached hereto as EXHIBIT A (the "Proprietary Information Agreement").

       4.     OUTSIDE ACTIVITIES.

              4.1 Except with the prior written consent of the Company's Board of Directors, Executive will not during the term of this Agreement undertake or engage in any other employment, occupation or business enterprise, other than ones in which Executive is a passive investor. Executive may engage in civic and not-for-profit activities so long as such activities do not materially interfere with the performance of his duties hereunder.

              4.2 Except as permitted by Section 4.3, Executive agrees not to acquire, assume or participate in, directly or indirectly, any position, investment or interest known by him to be adverse or antagonistic to the Company, its business or prospects, financial or otherwise.

              4.3 During the term of his employment by the Company, except on behalf of the Company, Executive will not directly or indirectly, whether as an officer, director,

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stockholder, partner, proprietor, associate, representative, consultant, or in any capacity whatsoever engage in, become financially interested in, be employed by or have any business connection with any other person, corporation, firm, partnership or other entity whatsoever which were known by him to compete directly with the Company, throughout the world, in any line of business engaged in (or planned to be engaged in) by the Company; provided, however, that anything above to the contrary notwithstanding, he may own, as a passive investor, shares of a publicly-held corporation that is competitive with the Company, if such shares are actively traded on an established national securities market, so long as the number of shares of such corporation's capital stock that are owned beneficially (directly or indirectly) by Executive shall not in the aggregate constitute more than 5% of the outstanding voting stock of such corporation.

       5.     TERMINATION OF EMPLOYMENT.

              5.1    TERMINATION WITHOUT CAUSE.

                     (a) The Company shall have the right to terminate Executive's employment with the Company at any time without cause.

                     (b) In the event Executive's employment is terminated without cause before May 16, 2002, the Company shall pay Executive severance equal to eighteen months at Executive's then-current salary. This severance will be paid in equal monthly payments on the first day of the month for each of the eighteen months following such termination.

                     (c) In the event Executive's employment is terminated without cause on or after May 16, 2002, Executive will not be entitled to severance pay, pay in lieu of notice or any other such compensation, except as provided in the Company's Severance Benefit Plan, if any, in effect on the termination date.

              5.2    TERMINATION FOR CAUSE.

                     (a) The Company shall have the right to terminate Executive's employment with the Company at any time for cause. Written notification of termination and specific cause of termination shall be provided to Executive at the time of termination.

                     (b) "Cause" for termination shall mean: (i) indictment or conviction of any felony or of any crime involving dishonesty; (ii) willful participation in any fraud against the Company; (iii) breach of Executive's duties to the Company, including persistent unsatisfactory performance of job duties; (iv) intentional damage to any property of the Company; or (v) conduct by Executive which in the good faith and reasonable determination of the Board demonstrates gross unfitness to serve. With respect to clause (iii) above, Executive shall be given written notice of such unsatisfactory performance and 30 days from the date of such notice to cure the causes set forth therein.

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                     (c)    In the event Executive's employment is terminated at
any time with cause, Executive will not be entitled to severance pay, pay in lieu of notice or any other such compensation; PROVIDED, HOWEVER, that Executive shall receive all compensation earned prior to and including the date of termination.

              5.3    VOLUNTARY OR MUTUAL TERMINATION.

                     (a) Executive may voluntarily terminate his employment with the Company in writing at any time, after which no further compensation will be paid to Executive.

                     (b) In the event Executive voluntarily terminates his employment, he will not be entitled to severance pay, pay in lieu of notice or any other such compensation; PROVIDED, HOWEVER, that Executive shall receive all compensation earned prior to and including the date of termination.

       6.     NON-INTERFERENCE; NON-COMPETITION.

              (a) While employed by the Company, and for three (3) years immediately following the Termination Date, Executive agrees not to interfere with the business of the Company by:

                     (i) soliciting, attempting to solicit, inducing, or otherwise causing any employee of the Company to terminate his or her employment in order to become an employee, consultant or independent contractor to or for any competitor of the Company; or

                     (ii) directly or indirectly soliciting the business of any customer of the Company which at the time of termination or one year immediately prior thereto was listed on the Company's customer list.

              (b) Executive agrees to execute and abide by the Non-Competition Agreement attached hereto as EXHIBIT B.

       7.     GENERAL PROVISIONS.

              7.1 NOTICES. Any notices provided hereunder must be in writing and shall be deemed effective upon the earlier of personal delivery (including personal delivery by telex) or the third day after mailing by first class mail, to the Company at its primary office location and to Executive at his address as listed on the Company payroll.

              7.2 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or

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unenforceable provisions had never been contained herein.

              7.3 WAIVER. If either party should waive any breach of any provisions of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

              7.4 COMPLETE AGREEMENT. This Agreement and its Exhibits, constitute the entire agreement between Executive and the Company and it is the complete, final, and exclusive embodiment of their agreement with regard to this subject matter. It is entered into without reliance on any promise or representation other than those expressly contained herein, and it cannot be modified or amended except in a writing signed by Executive and an officer of the Company.

              7.5 COUNTERPARTS. This Agreement may be executed in separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same Agreement.

              7.6 HEADINGS. The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

              7.7 SUCCESSORS AND ASSIGNS. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive and the Company, and their respective successors, assigns, heirs, executors and administrators, except that Executive may not assign any of his duties hereunder and he may not assign any of his rights hereunder without the written consent of the Company, which shall not be withheld unreasonably.

              7.8 ATTORNEY FEES. If either party hereto brings any action to enforce his or its rights hereunder, the prevailing party in any such action shall be entitled to recover his or its reasonable attorneys' fees and costs incurred in connection with such action.

              7.9 CHOICE OF LAW. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the law of the State of Kansas.

     IN WITNESS WHEREOF, the parties have executed this Key Employee Agreement on the day and year first above written.

                                          NATIONAL INFORMATION
                                          CONSORTIUM, INC.:


                                          By: /s/ James B. Dodd
                                             -------------------------------
                                             James B. Dodd, President


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                                              /s/ Kevin C. Childress
                                             -------------------------------
                                             Kevin C. Childress















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